Exhibit 3(ii).1

AMENDED AND RESTATED

BY-LAWS*

OF

ROANOKE ELECTRIC STEEL CORPORATION

ARTICLE I

Offices

The principal office and place of business, as well as the post office address of the Corporation, shall be in the City of Roanoke, Commonwealth of Virginia.

ARTICLE II

Stockholders

Section 1 - Annual Meeting - The annual meeting of the Stockholders of the Corporation shall be held on the third Tuesday in February of each year, or on such other date as the Board of Directors may determine.

Section 2 - Special Meetings - Special meetings of the Stockholders may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing by Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 3 - Notice and Place of Meetings - The Secretary shall cause written notice of the time and place of the holding of each annual or special meeting to be mailed, at least ten (10) days prior to such meeting, to each Stockholder entitled to vote, to the post office address of record with the Corporation. Notice of special meetings of the Stockholders shall state the purpose or purposes of such meetings. Meetings shall be held at such place in the City or County of Roanoke as may be designated in the notice.

Section 4 - Quorum - At any meeting of the Stockholders, the holders of a majority of the shares of the capital stock of the Corporation, issued and outstanding and entitled to vote, present in person or represented by proxy, shall represent a quorum of the Stockholders for all purposes.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place of meeting, the Chairman of the meeting may adjourn such meeting from time to time without notice, other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting, at which a quorum be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5 - Organization - The President, and in his absence, the Vice-President, shall call all of the meetings of the Stockholders to order and shall act as Chairman of such meetings. In the absence of the President and Vice-President, the Board of Directors shall appoint any Stockholder

*	As of November 15, 2005

to act as Chairman of such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Stockholders, and in the absence of the Secretary, the presiding officer may appoint any person to act in such capacity.

Section 6 - Voting - At each meeting of the Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder, or by his duly authorized attorney, and delivered to the Secretary at the meeting, and he shall have one vote for each share of stock entitled to vote and registered in his name at the time of taking the list of Stockholders for such meeting. Upon the demand of any Stockholder, the vote upon any question before the meeting shall be by ballot.

The Board of Directors shall fix, in advance, a record date to make a determination of Stockholders entitled to notice of, or to vote at, any meeting of stockholders, with such date to be not more than seventy (70) days before the meeting. When a determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the dated fixed for the original meeting.

It shall be the duty of the Secretary to prepare, at least ten (10) days before every meeting, a complete list of the Stockholders entitled to vote, arranged in alphabetical order and indicating the number of shares held by each. Such list shall be open for inspection by any Stockholder at the principal place of business of the Corporation during business hours for the ten (10) days preceding the meeting.

Section 7 - Inspectors - At each meeting of the Stockholders, one (1) or more inspectors of election may be appointed by the presiding officer. It shall be the duty of the inspectors of election to count and certify to the Secretary the results of all votes at such meeting. In the absence of the appointment of such inspector or inspectors, the Secretary shall perform such duties.

Section 8 - Order of Business - At meetings of the Stockholders, the order of business shall be:

(1) Calling of roll.

(2) Proof of due notice of meeting or of waiver of notice.

(3) Reading and disposal of unapproved minutes.

(4) Reports of officers and committees.

(5) Election of Directors.

(6) Unfinished business.

(7) New business.

(8) Adjournment.

Section 9 - Stockholder Proposals or Nominations - No business shall be transacted at any meeting of Stockholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 3 of this Article II; (b) otherwise brought before the meeting by or at the direction of the Board; or (c) otherwise brought before the meeting by a Stockholder of record of the Corporation entitled to vote at the meeting in compliance with the procedure set forth in this Section 9. For business to be brought before a meeting by a Stockholder pursuant to (c) above, the Stockholder must have given timely notice in writing to the President of the Corporation. To be timely, a Stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made. Notice shall be deemed to have been given more than seventy (70) days in advance of an annual meeting of Stockholders if the annual meeting is called on the date indicated by Section 1 of this Article II (as may be amended from time to time) without regard to when public disclosure thereof is made. Notice of actions to be brought before a meeting pursuant to (c) above shall set forth, as to each matter the Stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting; (b) if the Stockholder intends to nominate a candidate at the meeting for election to the Board, (i) the qualifications and experience of the prospective nominee, including current principal occupation and employment, principal positions held during the last five years and a list of all companies for which the prospective nominee serves as director, (ii) the basis for nomination, (iii) a description of all arrangements or undertakings between the recommending party and each prospective nominee and any other person concerning the recommendation and (iv) confirmation of the proposed nominee’s willingness to serve; and (c) as to the Stockholder giving the notice, (i) his name and address, as they appear on the Corporation’s books, (ii) the classes and number of shares of the Corporation which are owned of record or beneficially by such Stockholder, and (iii) any material interest of such Stockholder in such business other than his interest as a Stockholder of the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted on a Stockholder proposal or nomination except in accordance with the provisions set forth in this Section 9. The requirements of this Section are in addition to any other requirements established by law and do not impair the effect of the requirements of Sections 2 and 3 of Article II of these Bylaws relating to business permitted to be transacted at special Stockholders’ meetings. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business or nomination was not properly brought before the meeting in accordance with the provisions prescribed by these Bylaws and, if he should so determine, he shall so declare to the meeting, and any such business not so properly brought before the meeting shall not be transacted.

ARTICLE III

Board of Directors

Section 1 - General Powers - The affairs of the Corporation shall be managed by its Board of Directors.

Section 2 – Number and Term - The number of directors of the Corporation shall be within the range established by the Articles of Incorporation of the Corporation and may be fixed from time to time by an amendment to these Bylaws or by a resolution adopted by the Board of Directors.

The directors shall be divided into three classes (A, B and C) as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the annual meeting of Stockholders in 1997; the initial term of office for members of Class B shall expire at the annual meeting of Stockholders in 1998; and the initial term of office for members of Class C shall expire at the annual meeting of Stockholders in 1999. At each annual meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire after their election shall continue to hold office until their respective successors are elected and qualified.

Section 3 - Vacancies and Removal - Any vacancy occurring in the Board, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the Stockholders, (ii) the Board of Directors, or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

The Stockholders may remove one or more directors, with or without cause. If a director is elected by a voting group, only Stockholders of that voting group may elect to remove such director. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors by the voting group or voting groups by which such director was elected. A director may be removed by the Stockholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

Section 4 - Annual and Regular Meetings - An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of Stockholders, for the purpose of electing officers and carrying on such other business as may come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and such places, within or without the Commonwealth of Virginia, as the Chairman, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of Roanoke Electric Steel Corporation in Roanoke, Virginia.

Section 5 - Special Meetings - Special meetings of the Board of Directors may be called by the Chairman, the President, or one-third in number of the directors then in office, and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no place is designated, it shall be held at the principal office of Roanoke Electric Steel Corporation in Roanoke, Virginia.

Section 6 - Notice of Meetings - No notice need be given of regular meetings of the Board of Directors.

Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as he may direct in writing) not less than twenty-four (24) hours before the meeting by mail, messenger, electronic transmission (as defined in Section 13.1-603 of the Virginia Stock Corporation Act) consented to by the director as contemplated by Section 13.1-686C of the Virginia Stock Corporation Act, or other means of written communication, or by telephoning such notice to him. Any such notice shall set forth the time and place of the meeting.

Section 7 - Waiver of Notice; Attendance at Meeting - A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or the corporate records.

A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 8 - Quorum; Manner of Acting - A majority of the number of directors fixed by or in accordance with these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects, at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting, or (ii) he votes against, or abstains from, the action taken.

Section 9 - Acting Without a Meeting - Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by the director.

Section 10 - Telephonic Meetings - The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 11 – Order of Business - At meetings of the Board of Directors, the order of business shall be:

(1) Calling of roll.

(2) Proof of due notice of meeting or of waiver of notice.

(3) Reading and disposal of any unapproved minutes.

(4) Reports of officers and committees.

(5) Election of officers.

(6) Unfinished business.

(7) New business.

(8) Adjournment.

Section 12 - Executive Committee and Other Committees - The Board of Directors of the Corporation may create an Executive Committee and/or such other committees as from time to time shall be deemed necessary and appropriate. Each committee shall have two or more members, one of whom shall be designated as the chairman, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by the greater of (i) a majority of all directors in office when the action is taken, or (ii) the number of directors required by the Articles of Incorporation or these Bylaws to take action.

To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors (with the Executive Committee being authorized to exercise all such authority except as limited by the provisions of this section of these Bylaws), except that a committee (including the Executive Committee) may not (i) approve or recommend to Stockholders action that is required by law to be approved by Stockholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend or repeal these Bylaws, (v) approve a plan of merger not requiring Stockholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors, or (vii) authorize or approve the issuance or sale or contract for sale of shares , or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that (in the case of this item (vii)) the Board of Directors may authorize a committee, or senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

The provisions of these Bylaws which govern the meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well; provided, however, that, with respect to notice of special meetings of committees, notice shall be given not less than twelve (12) hours before the meeting.

ARTICLE IV

Officers

Section 1 - Officers - The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Vice-President, an Assistant Vice President, a Secretary and a Treasurer and such other officers as the Board may by resolution appoint. The same individual may simultaneously hold more than one office in the Corporation. The Board of Directors may, in its discretion, elect more than one Vice-President, more than one Assistant Vice President, and an Assistant Secretary and Assistant Treasurer. The officers shall be elected at each annual meeting of the Board of Directors and shall be elected to serve for a term of one (1) year or until removed by a majority vote of the entire Board of Directors.

Section 2 - Powers and Duties of Officers

(a) The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors.

(b) President - The President shall be elected from the Board of Directors and shall preside at all meetings of the Stockholders, and, in the absence of the Chairman of the Board of Directors, at all meetings of the Directors. He shall have power to sign certificates of stock, to sign and execute all contracts, deeds, leases and other documents, and to sign checks, drafts, notes and orders for the payment of money, and to appoint, discharge and fix the salaries of agents and employees. He shall have general and active management of the business of the Corporation and shall perform all of the duties incident to the office of President.

(c) Vice-President and Assistant Vice President - The Vice-President(s) and Assistant Vice President(s) shall have such powers and perform such duties as may be delegated to him or them by the Board of Directors. In the absence or disability of the President, the senior Vice-President may perform the duties and exercise the powers of the President.

(d) Treasurer and Assistant Treasurer - The Treasurer shall have custody of all funds and securities of the Corporation and shall keep a full and accurate account of all monies received and paid by him on account of the Corporation. He shall have power to sign all checks, drafts, notes and orders for the payment of money and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. The Assistant Treasurer shall have such powers and duties as may be delegated to him by the Board of Directors and, in the absence or disability of the Treasurer, may perform the duties and exercise the powers of the Treasurer.

(e) Secretary and Assistant Secretary - The Secretary shall keep the minutes of all meetings of the Board of Directors and Stockholders, and shall give and serve all notices. The Secretary shall attest and countersign all contracts, deeds, leases and other documents where necessary, and shall have charge and custody of the seal, and of the stock certificate books, transfer books and stock ledgers of the Corporation, and shall, in general, perform all duties usually incident to the office of Secretary. The Assistant Secretary shall have such powers and duties as may be delegated to him by the Board of Directors and, in the absence or disability of the Secretary, may perform the duties and exercise the powers of the Secretary.

ARTICLE V

Capital Stock, Dividends and Seal

Section 1 - Certificates of Shares - The certificates for the shares of the capital stock of the Corporation shall be in such form as may be approved by the Board of Directors. The certificates shall be signed by the President and the Secretary or Treasurer of the Corporation and shall be consecutively numbered. The name of the person owning the shares represented by each certificate, with the number of such shares and the date of issue, shall be entered on the Corporation’s books. The Corporation may treat the holder of record of any share or shares of stock as the holder-in-fact thereof, and shall not be bound to recognize any claim to or interest in any such share on the part of any other person.

Section 2 - Transfer of Shares - Shares of the capital stock of the Corporation shall be transferable (subject to such restrictions as may be placed upon the transfer of shares under the terms of the following section) by the holder thereof in person, or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares properly endorsed.

Section 3 - Regulations - The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for the shares of stock of the Corporation. The Board of Directors may place such restrictions upon the transferability of all or part of the shares of the capital stock of the Corporation as may be necessary in the opinion of the Board to insure that any issue of stock by the Corporation will comply with applicable federal and state securities laws and with the terms of any agreement of merger or other corporate reorganization duly approved by the Board.

Section 4 - Dividends - The Board of Directors may declare dividends from the surplus of the Corporation or from the net profits from the operation of its business at such times and in such amounts as the Board, in its sole discretion, may determine. Before the payment of any dividend or the distribution of any profits, there may be set aside out of the surplus or net profits arising out of the operation of the business of the Corporation, such sum or sums as the Directors from time to time think proper, either as working capital, a reserve fund to meet contingencies, for the repair and maintenance of the property of the Corporation, or for such other purposes as the Directors shall think conducive to the interests of the Corporation.

Section 5 - Corporate Seal - The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Virginia”.

Section 6 - Fiscal Year and Financial Statements - The fiscal year of the Corporation shall begin on the first day of November and terminate on the 31st day of October in each year. The Board of Directors shall publish and submit to the Stockholders, along with the notice of the time and place of the annual meeting, an operating statement of the Corporation for the preceding fiscal year and a consolidated balance sheet showing the assets and liabilities of the Corporation at the end of the preceding fiscal year.

ARTICLE VI

Indemnification

The Corporation shall indemnify each director and officer of the Corporation, his heirs, executors, administrators and personal representatives, against any and all liabilities, judgments, fines, penalties and claims (including amounts paid in settlement) imposed upon or asserted against him by reason of his being or having been an officer or director of the Corporation or of any other corporation in which he served or serves as a director or officer pursuant to the written request of the Corporation (whether or not he continues to be an officer or director at the time of such imposition or assertion), and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in respect of matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of negligence or misconduct in the performance of his duty as such director or officer. In the event of any other judgment against such officer or director or in the event of a settlement, the indemnification shall be made only if the Corporation shall be advised (a) by the Board of Directors, in case none of the persons involved shall then be a director of the Corporation, or (b) by independent counsel appointed by the Board of Directors, in case any of the persons involved shall then be a director of the Corporation, that in its or his opinion, as the case may be, such director or officer was not guilty of negligence or misconduct in the performance of his duty, and, in the event of a settlement, that such settlement was, or, if still to be made, would be, in the best interests of the Corporation. If the determination is to be made by the Board of Directors, it may rely, as to all questions of law, upon the advice of independent counsel. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law or otherwise.

ARTICLE VII

Amendment of Bylaws

The power to alter, amend or repeal the Bylaws or adopt new bylaws shall be vested in the Board of Directors. But bylaws made by the Board of Directors may be repealed or changed, and new by-laws made, by the Stockholders and the Stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the Directors.